Encore Capital Group, Inc. Announces Pricing of Upsized Senior Secured Notes Offering

SAN DIEGO, September 10, 2020 (GLOBE NEWSWIRE) -- Encore Capital Group, Inc. (Nasdaq: ECPG) (the “Company”) today announced the pricing of its offering of €350.0 million aggregate principal amount of 4.875% senior secured notes due 2025 (the “notes”), which was upsized by €50.0 million from €300.0 million, in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and outside the United States to non-U.S. persons (within the meaning of Regulation S under the Securities Act).

The notes will be senior secured obligations of the Company, and will be fully and unconditionally guaranteed on a senior secured basis by substantially all material subsidiaries of the Company. The obligations of the Company and the guarantors will be secured, together with the Company’s other senior secured indebtedness, by substantially all of the assets of the Company and the guarantors. The notes will accrue interest at a rate of 4.875% per annum, payable semi-annually in arrears on October 15 and April 15 of each year, beginning on April 15, 2021. The notes will mature on October 15, 2025, unless earlier repurchased or redeemed by the Company.

As announced on September 1, 2020, the Company has entered into an amended and restated senior credit facility agreement (the “Senior Facility Agreement”), effectiveness of which is subject to certain conditions, which the Company expects to be met on or prior to the issue date of the notes. The Company intends to use the proceeds from this offering along with drawings under the Senior Facility Agreement to (a) repay a portion of amounts previously drawn under the Senior Facility Agreement, (b) repay amounts drawn under the Company’s existing senior facilities which will then be terminated, (c) prepay a portion of the Company’s senior secured notes due 2024 and (d) pay certain transaction fees and expenses incurred in connection with the offering of the notes, the completion of the amendment and restatement of the Senior Facility Agreement and other related transactions announced on September 1, 2020.
The offer and sale of the notes have not been, and will not be, registered under the Securities Act, and the notes may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the notes nor will there be any sale of the notes in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful. Any offer of the securities will be made only by means of a private offering memorandum.
Forward-Looking Statements
This press release includes forward-looking statements, including statements regarding the completion, timing and size of the proposed offering, the intended use of the proceeds and the terms of the notes being offered. Forward-looking statements represent Encore’s current expectations regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Among those risks and uncertainties are market conditions, including market interest rates, the trading price and volatility of Encore’s common stock and risks relating to Encore’s business, including those described in periodic reports that Encore files from time to time with the U.S. Securities and Exchange Commission. Encore may not consummate the proposed offering described in this press release and, if the proposed offering is consummated, cannot provide any assurances regarding the final terms of the notes or its ability to effectively apply the net proceeds as described above. The forward-looking statements included in this press release speak only as of the date of this press release, and Encore does not undertake to update the statements included in this press release for subsequent developments, except as may be required by law.

Contact Information
Bruce Thomas, Investor Relations
(858) 309-6442
bruce.thomas@encorecapital.com

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